INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Telecom Wireless and Subsidiaries on Form S-8 of our report dated October 26, 1999 appearing in the prospectus on Form SB-2 of Telecom Wireless Corporation and Subsidiaries. We also consent to the reference to us under the caption "Experts" in the Reoffer Prospectus.



                                         /s/ Ehrhardt Keefe Steiner & Hottman PC

                                             Ehrhardt Keefe Steiner & Hottman PC


March  14,  2000
Denver,  Colorado